Mosaic’s Role: More Essential Than Ever Mosaic’s Role: More Essential Than Ever Jim Prokopanko President and CEO June 2008 Exhibit 99.3

Good morning everyone.
I thank you all for attending and would like to express my thanks and gratitude to Don Carson and Steve Byrne at Merrill Lynch for this opportunity to tell you about the these exciting time
s in agriculture, --- about the great accomplishments of the past year by my colleagues at Mosaic --- and share our views about our future.

2
Safe Harbor Statement
Certain statements contained herein constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.  Although we believe the assumptions made in connection with the forward-looking statements are reasonable, they do involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of
The Mosaic Company, or industry results generally, to be materially different from those contemplated or projected, forecasted, estimated or budgeted (whether express or implied) by such statements.
These risks and uncertainties include but are not limited to the predictability of fertilizer, raw material and energy markets subject to competitive market pressures; changes in foreign currency and exchange rates; international trade risks including, but not limited to, changes in policy by foreign governments; changes in environmental and other governmental regulation; adverse weather conditions affecting operations in central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of closure of the South Pierce, Green Bay and Fort Green facilities differing from management’s current estimates; accidents involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan potash mine as well as potential mine fires, floods, explosions or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and
Exchange Commission.  Actual results may differ from those set forth in the forward-looking statements.
This presentation may not be distributed, reproduced, or used without the express written consent of
The Mosaic Company.

Before I proceed, I need to remind you that our presentation contains forward-looking statements.
The remarks I make are based on information and understandings we believe to be accurate as of today’s date -- June
5th,
2008.
Actual results are likely to differ from those set forth in the forward-looking statements.

Mosaic’s Role: More Essential Than Ever Mosaic’s Role: More Essential Than Ever

I do not need to tell any of you here that we are in an extraordinary period of time for agribusiness.
In fact, I expect you would need to look back decades – to the time of the farm crisis -- to find a period when agribusiness was as prominently and persistently in the news as it is today.
Ironically, it has taken another global shock to bring agribusiness back to the front page.  This time, it’s food security.
But with this global shock, there are exceptional opportunities for Mosaic.  That’s because the food security shock facing the world is fundamentally about accelerating grain and oilseed demand, mainly driven by increasing food demand --- driven in turn by a growing global middle class that can afford a more protein rich and healthier diet.
These global demand trends are long-term and sustainable.  As such, they create real momentum for our business, which is exceptionally well positioned to capitalize on them and, in so doing, to contribute to alleviating the current food security situation

4
Mosaic: Who We Are
Global producer of crop nutrients
•
#1 Phosphate producer in the world
•
#3 Potash producer in the world
Vertically integrated
•
Mining, production, distribution
Revenue of $8 billion last twelve months
ended February 29, 2008

Let me first share some background about The Mosaic Company.
We are the largest producer of phosphate and potash in the world.  In 2007, we produced more than 17 million metric tonnes of finished phosphate and potash products for our crop nutrient, animal feed and industrial customers around the globe.  No other private or state-owned company came close to that total.
Our phosphate operations are the largest integrated operations – mines through to concentrate plants --- in the world.  The competitive advantage of owning our rock supply in Central Florida makes us stand apart
from some competitors.    Today – about one third of all phosphate is produced by non integrated manufacturers.
Our potash position is just as strong and we are expanding our existing mine capacity to meet growing demand.
We are a vertically integrated enterprise. Our operations encompass not only mining and production, but also a global distribution network that enables us to reach every major agricultural region in the world.

5 How Mosaic Can Make a Difference

As I said earlier, the recent global food shock we are facing translates into an extraordinary opportunity for
Mosaic. To understand why, consider the factors responsible for the food security shock.
•
First,
for years now – 7 of the last 8 in fact – global grain and oilseed use has exceeded production. As a result, as a percentage of use, global grain and oilseed stocks at the end of this year will be at their lowest levels in nearly 35 years.
•
Second,
even as stocks are falling, demand is rising. For example, grain and oilseed demand has increased at a compound annual rate of 2.3 percent during the last five years, up 100 basis points from the pace of the previous 10 years.
• Third, population and income growth are the engines powering grain and oilseed demand. In other words, market conditions are being shaped by long-term demand growth, not short-term supply aberrations.
For Mosaic, these factors represent strong fundamentals, in play globally and sustainable well into the future.
• Our products are essential to meeting growing demand for crops required to meet basic human needs.
• The demand trends are at work globally, in every major agricultural region of the world.
• And the demand trends are sustainable over the long term --- as they are linked to growth in the global middle class in a world developing more rapidly than ever before.

6 Growing Global Affluence China: 9-11% GDP growth India: 8-9% GDP growth Brazil: 5% GDP growth Source: RFA & IMF

The fundamental demand driver for our business is summed up handily in a headline from a May 28 op-ed piece in The New York Times:
“The
Rich Get Hungrier”.
This op-ed, written by Nobel Prize winning economist, Amartya Sen, goes on to point out that the global food shock is the result of accelerating demand that calls for a rapid expansion in food production.
I’d like to bring attention to the fact that strong economic growth in a number of rapidly developing countries is creating a large and increasingly affluent middle class who demand more protein-rich and grain-intensive diets that include meat and dairy products.
GDP growth in key countries such as China and India is exceptional.  The economies of both these countries are expected to continue to grow at about 11% and 9% per year, respectively.
Rapid growth isn’t unique to Asia. The economies of both Brazil and other Latin America countries are also growing at roughly 5% per year, well above the world average of 3.7%.

7 Growing Global Affluence + Fuel China: Middle class growth to 690 million by 2025 India: Middle class growth to 580 million by 2025 USA: Ethanol growth to 15 billion gallons by 2015 Source: McKinsey

The middle class in China and India is projected to increase by 1.1 billion people between 2005 and 2025.
This will result in a systemic change in grain and oilseed demand that we have never experienced till now.
We are convinced this will have a lasting impact on both demand for grains, food and their process of production.
The growing use of biofuels is also contributing to increased grain and oilseed demand. We estimate that biofuels account for about 5 - 6% of total world grain and oilseed use today.  Biofuels are projected to account for roughly 6 - 7% of total world grain and oilseed use by 2015.

8 Double Digit Nutrient Demand Growth The world will not get “less” hungry World Nutrient Use 120 130 140 150 160 170 180 190 200 00 01 02 03 04 05 06 07 08 09 10 11 12 Source: IFA May 2008 Mil Tonnes

Combine the boost from biofuels with the growth in the global middle classes and you get growing and sustainable global demand for crop nutrients.
Eating is not a fad that will pass – the world will not get less hungry.  New biofuel mandates only add pressure to produce still more grain and oilseeds.
As a result, according to the International Fertilizer Association, global phosphate use is projected to increase
12 percent during the three years from 2006 through 2008.
Global potash use is forecast to increase 15 percent during the same period.
Demand for both nutrients is growing at more than double the rates from 1995 to 2005, and growth for the next few years beyond 2008 is expected to remain above historic norms.

9
The Fundamentals are Sustainable
Grain
stocks
at
historic
lows
World Grain and Oilseed Stocks
300
350
400
450
500
550
600
650
00 01 02 03 04 05 06 07
Mil Tonnes
14%
16%
18%
20%
22%
24%
26%
28%
Percent
Stocks Percent of Use
Source: USDA

Additionally, global grain and oilseed stocks have declined significantly this decade despite the large increases in planted area and crop yields. To the point, stocks are now at dangerously low levels.
Global grain and oilseed production increased 3.7% to a record 2.5 billion tonnes last year, according to the latest U.S. Department of Agriculture estimates.  This was the combination of a 1.7% increase in harvested area worldwide – or – almost 15 million hectares and a 2% increase in the average global yields.
Still, this increased production is not sufficient.  Record crops still fall short of this year’s projected use.  The latest USDA estimates show grain and oilseed stocks will decline another 28 million tonnes during the
2007/2008 crop year.  Inventories will drop to less than 15.2 percent of use, the lowest 1973/74.

10 Supply Dynamics Mosaic New Wales Phosphate Plant Limited capital reinvested Idled or closed facilities Long lead times to construct

I’ve now covered the DEMAND side of the market fundamentals in our business. Now let me turn to the
SUPPLY side and, in particular, the constraints on crop nutrient production.
Crop nutrient producers, especially in phosphates, are not equipped to quickly meet the current demand surge.  Thin margins and poor earnings during the first part of this decade forced many companies to reduce capital spending or idle or close unprofitable facilities.  Additionally, U.S. rock production has declined more
than 30% since its peak in the mid-90s.   That’s why crop nutrient markets quickly tightened once demand took off and why some plants sputtered when trying to boost output in response to higher crop nutrient prices.
Significant capital expenditures are needed to construct or expand facilities for both potash and phosphates.
These expansions are subject to long lead times and stringent permitting requirements.  This makes supply side corrections a long and drawn out undertaking.
Then there’s China. Historically, China depended on imports of both phosphates and potash.  But China has now achieved phosphate self sufficiency and became a net exporter of the nutrient,--- though newly introduced export taxes will likely keep more phosphate in China near term. As for potash, China is still import-dependent and this is not expected to materially change.

11
Tight Supply and Escalating Prices
Tight supply continues
Cost pressures underpinning phosphate pricing
Blend Grade Muriate of Potash Prices
100
200
300
400
500
600
700
800
900
00 01 02 03 04 05 06 07 08
$ ST fob
Midwest
Terminal
100
200
300
400
500
600
700
800
900
$ MT c&f
Brazil
fob U.S. Midwest Warehouse c&f Brazil
Source: Green Markets and ICIS
Diammonium Phosphate (DAP) Prices
100
300
500
700
900
1100
1300
00 01 02 03 04 05 06 07 08
$ ST
CFL
100
300
500
700
900
1100
1300
$ MT
TPA
fob Central Florida Rail
fob Tampa Vessel
Source: Fertecon and Green Markets

The combination of the supply and demand fundamentals have driven significant selling price increases this past year.
Strong demand-pull and cost-push pressures have lifted phosphate prices to uncharted levels. Prices have increased in two large steps during the last twelve months.
Potash selling prices have surged -- but not for all the same reasons.   Potash does not have the same raw
material cost pressures as phosphates.  The primary drivers for potash pricing have been robust global demand and an extremely tight supply, partially due to the loss of a Russian mine last year.

12
Key assumptions
ISU application rate recommendations
2007, 2008 and 2009 crops sold at CBOT closing prices on May 30, 2008 less basis
Fertilizer prices for 2003 - 2008 are from USDA.  2009 fertilizer prices are based on current spot wholesale prices
Crop Nutrient Costs on Corn in Iowa
Bushels of Corn Per Acre
0
5
10
15
20
25
30
35
2003 2004 2005 2006 2007 2008 2009
Sources:  Iowa State University, USDA and Mosaic
Bu Corn
Crop Nutrients are a Great Investment

So what does all this mean for our ultimate customer?
There are two phrases to describe the current crop nutrient situation for farmers - a great investment and essential.
Crop nutrients are costly today.  But the costs are substantially offset by record crop prices.  That means farmers are getting a good return on their fertilizer investment.
The 2008 new crop corn contract closed at $X.XX per bushel on June 3rd. This is about $X.XX per bushel more than the 2007 new crop price.
Based on this new crop corn price and retail prices this spring, we estimate that a Midwest farmer would have to sell just 24 bushels of corn at today’s 2008 new crop price in order to pay for fertilizer. The chart shows that this is down from just a few years ago when corn traded at much lower prices. Fertilizer prices continue to increase and we estimate that a farmer likely will need to spend 34 bushels of corn to pay for fertilizer in 2009, but that is just a few bushels more than the price in 2005.

13
Global Farmer Economics are Positive
In India, grain prices have
increased but retail fertilizer
prices are fixed at low levels
In China, Thailand and Vietnam,
record rice prices
generate
record farm returns
In Australia and Canada, high
wheat prices
more than offset
increases in input costs
In Brazil and Argentina, high
corn, wheat and oilseed prices
produce positive returns

Our analysis shows that farm economics remain positive in all of the major crop nutrient markets.
In
India,
grain prices have increased but retail fertilizer prices are fixed at low levels.
Farm economics and
nutrient demand prospects in India are as strong as anywhere in the world.
In China, Thailand, and Vietnam, record rice prices are generating record returns.
In Australia and Canada, high wheat prices are more than offsetting increases in crop input costs.
In Brazil and Argentina, high corn, wheat and oilseed prices are producing positive returns.
As a result, we expect that crop nutrient demand will continue to increase at the higher rates of the last few years.

14 Crop Nutrients Remain Essential Maximum yields required Low stock to use ratios High crop prices

While market and economic factors make crop nutrients a great investment, the low grain and oil seed stocks make crop nutrients essential.
Markets are telling farmers around the world to rev up the engine of agriculture production to meet accelerating demand growth.  Crop nutrients are critical to turbo-charging that engine.
It is estimated that one-third of the yield of a crop is attributable to crop nutrients. The introduction of improved technologies from soil analysis, use of GMO seeds and optimal fertilizer application rates will all contribute to increased yields for farmers and the much needed replenishment of the grain and oilseed stocks.

15 How Mosaic Can Make a Difference

As I mentioned earlier, Mosaic’s specific strengths are well aligned with the opportunities now before the industry.
The same three words describing the current industry environment can also be used to describe how Mosaic is capitalizing on this opportunity.  Fundamental execution is driving our business today.  Our unique global position is a competitive strength.  And our growth is sustainable due to planned reinvestments in our operations.
Let’s first take a closer look at Mosaic’s business plan execution and recent performance.

16
Delivering Financial Results and Returns
$0
$125
$250
$375
$500
$625
Q 1 Q 2 Q 3 Q 4 Q 1 Q 2 Q3
Quarterly EBITDA*
Strong growth
momentum
In Millions
07 08
*See EBITDA reconciliation to earnings in addendum

Our focus on operational excellence is translating into outstanding financial results the past several quarters.
You can see the dramatic momentum in EBITDA in just the past four quarters, and we expect more of this to come and are committed to executing well in all we do.
It is worth noting that this trend applies to every measure of  our performance – growth, margins, and return on capital.
We calculate our return on invested capital as unmatched and the highest in the industry. It increased to
23% as of February 28, 2008 from 10% in the same period a year ago.   Yes, size matters – but it is the size
of the right metrics that really matter.  At Mosaic, we believe that generating attractive returns on invested capital is more important than being the largest producer in tonnage or volume.

17 Continued cash flow generation Strong balance sheet Capital expenditures Shareholder Distribution Policy Cash Allocation Priorities

We continue to generate significant cash flow and are well positioned to do so into the foreseeable future.
We have prepaid one billion dollars of long-term debt in the last year and have built a strong balance sheet.
We have plans to reinvest in our existing operations on capital projects with attractive financial returns.  We also expect to initiate a shareholder distribution policy once we achieve investment grade status.

18 Produced in only 12 countries • China, India, Brazil import dependent Greenfield projects are expensive Historically under-utilized nutrient in developing countries Potash is Key to Sustainability

We’ve talked a lot today about the sustainability of market place demand drivers.
But there’s another dimension to the sustainability of Mosaic’s performance - one that is often under-
appreciated - and it can be summarized in a single word - potash.
Simply put, it is an exceptional business.

PotashCorp
Mosaic
Belaruskali
Kali & Salz
Uralkali

19
Second Largest K Capacity in World
Mosaic potash capacity
•
13% of global capacity
•
Five mines
Low-cost & competitive
industry position
World capacity approximates 71
million tonnes (all potash products)
0.0
2.0
4.0
6.0
8.0
10.0
12.0
14.0
Potash Capacity

Potash is produced in only 12 countries in the world and world trade accounts for more than 80% of global use.  Agricultural giants such as China, India and Brazil are all import dependent.
In calendar year 2007, we produced about 14% of the world’s potash fertilizer at our five mine sites across
North America. Note that this chart does not include the 1.3 million tonnes of capacity that will revert to us in the next few years once an existing tolling agreement expires.
Furthermore, because of its historically low utilization rates in developing countries, potash is enjoying exceptional demand in these countries, where its nutritional value is more critical than ever to optimizing crop yields.
With these dynamics, it’s not surprising that the Potash business is a strong performer for Mosaic, contributing strong margins and cash flow.

Capacity (mil tonnes KCl)
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

20
We See Tonnes More in Potash
-
2
4
6
8
10
12
14
16
The projected annual capacity includes approximately 1.3 million tonnes (as shaded in blue) that we currently produce under a third party tolling agreement at Esterhazy.  This agreement will expire within the next few years and this capacity will revert to Mosaic.
Growth
from 10.4
to 15.5
million
tonnes

Earlier this spring, we announced further expansions to our existing Saskatchewan potash mines as one of our key strategic priorities.  Upon completion of these expansions, we estimate our total annual capacity will be approximately 15.5 million tonnes. This amount does not include the 1.3 million tonnes that will revert to us upon expiration of a third party tolling agreement.
We project our capital cost for these incremental expansions to be the lowest cost in the industry and a fraction of the cost of a greenfield project. We will bring this capacity on-line and as demand materializes.

21
Phosphates: Where Opportunity and Scale Intersect
World’s largest capacity of
phosphate fertilizer
16% Global
56% U.S.
Largest producer of
feed phosphate in U.S.
World scale & efficient
operations
World capacity approximates
63 million tonnes
0.0
2.0
4.0
6.0
8.0
10.0
Phosphate Fertilizer Capacity
Million tonnes product

Mosaic’s Phosphates business possesses its own very attractive attributes due to its sheer size and the benefits of vertical integration – our owned rock reserves - granulation capacity – and a world wide distribution network..
We produce about 15% of the world’s phosphate fertilizer and account for more than half of U.S. phosphate fertilizer production.  The size and scale of our business produces significant cost efficiencies – and -- the recent demand surge has translated into outstanding financial results.

22
Phosphates: Our Rock Solid Advantage
Raw Materials Cost
Mosaic vs. Non-Integrated Indian DAP Producer
0
200
400
600
800
1,000
1,200
FY 2007
MOS
India 2007
Estimate
Current MOS
Estimate
Source:  Fertecon and Mosaic
$ MT
Rock Sulphur Ammonia
Non-integrated
producers represent
one-third of world
production
Marginal cost
producers determine
market pricing
Mosaic is vertically
integrated

Our vertical integration provides an increasingly large competitive advantage over many other producers.
We own and mine our own phosphate rock and have invested in our sulfur infrastructure, which has paid off during these times of tight sulfur supply.
Non-integrated producers account for almost one-third of global phosphate production.  India is one example of a non-integrated producer. Non-integrated producers are paying $350 to $400 per tonne fob North Africa for phosphate rock this quarter.
By comparison, you can see that Mosaic’s cash raw material costs for DAP have increased from 2007 levels.
This increase is primarily due to rising ammonia and especially sulfur input costs.

23
Phosphates: Our Rock Solid Advantage
Raw Materials Cost
Mosaic vs. Non-Integrated Indian DAP Producer
0
200
400
600
800
1,000
1,200
FY 2007
MOS
India 2007
Estimate
Current MOS
Estimate
Current India
Estimate
Source:  Fertecon and Mosaic
$ MT
Rock Sulphur Ammonia
Non-integrated
producers represent
one-third of world
production
Marginal cost
producers determine
market pricing
Mosaic is vertically
integrated

But while Mosaic’s costs have increased, they are nowhere near the estimated costs for an Indian non-
integrated DAP producer.  For such a non-integrated producer, we estimate the cash costs are more than a
$1,000 per tonne!
The phosphate supply/demand situation looks tight for the next several years, with surging demand, modest increases in new capacity, and continued strong cost pressures, especially on non-integrated producers.
The market requires production from these high cost players in order to meet global demand.   As a result,
these marginal producers play a role in underpinning current market pricing.
With today’s high rock costs for non-integrated producers, Mosaic’s ownership of our own reserves in Florida is a key advantage along with our competitive advantage in sourcing sulfur.

24 Financial Guidance – Fiscal 2009 FY 2009 Phosphate Sales Volume 9.0 - 9.4 million tonnes

Now, turning to guidance for fiscal 2009.  I’ll highlight a few items.
We have begun fiscal 2009 at extremely low inventory levels for both phosphate and potash.  We expect that we will need to build our inventories to achieve the sales volumes we have planned for fiscal 2009.
Phosphate sales volumes are expected to range between 9.0 to 9.4 million tonnes for the fiscal year. This increase is contingent upon sourcing an adequate supply of sulfur, operating mine and plants sites at high operating rates and restarting certain idled phosphoric and sulfuric acid production in the second half of the fiscal year. The restart of idled phosphoric and sulfuric acid production will allow us to utilize excess granulation capacity at one of our  existing plants.

25 Financial Guidance – Fiscal 2009 FY 2009 Phosphate Sales Volume 9.0 - 9.4 million tonnes Potash Sales Volume 8.2 - 8.6 million tonnes

Potash sales volumes are expected to be 8.2 to 8.6 million tonnes.  Work toward our previously announced potash capacity expansion projects will be underway in fiscal 2009; however, production from the first of the expansions will not come on line until fiscal 2010. This volume estimate assumes operating our potash facilities at high operating rates and continued successful management of the brine inflow at our Esterhazy mine.
We estimate an average DAP selling price of $1,020 to $1,080 per tonne in the first quarter of fiscal 2009.
We estimate an average MOP selling price of $460 to $510 per tonne for the same quarterly period. Both estimates assume farmer economics remain robust and that our estimated mix of forward versus spot sales is accurate.

26 Financial Guidance – Fiscal 2009 FY 2009 Phosphate Sales Volume 9.0 - 9.4 million tonnes Potash Sales Volume 8.2 - 8.6 million tonnes Capital Spending $900 million - $1.1 billion

Capital spending for fiscal 2009 will grow significantly -- to a range of $900 million to $1.1 billion. This is more than double historical rates. We will undertake high return on invested capital opportunities. These include expanding potash capacity, as we discussed earlier -- and reducing phosphate costs, along with ongoing preventive maintenance projects. These projects are fairly evenly split between our two primary segments.

27
Financial Guidance – Fiscal 2009
FY 2009
Phosphate
Sales Volume 9.0 - 9.4 million tonnes
Potash
Sales Volume 8.2 - 8.6 million tonnes
Capital Spending $900 million - $1.1 billion
Canadian Resource Tax and Royalties $700 million - $1 billion

We are also providing guidance on Canadian resource taxes and royalties for fiscal 2009.  Our surging potash profitability and escalating potash selling prices will result in higher resource taxes and royalties than
in previous years.   We estimate Canadian resource taxes and royalties will range from $700 million to $1 billion in fiscal 2009.  These items are included as a component of cost of goods sold.  By comparison these taxes and royalties will approximate $400 million in fiscal 2008 and were approximately $120 million in fiscal
2007.

Financial Guidance – Fiscal 2009
FY 2009
Phosphate
Sales Volume 9.0 - 9.4 million tonnes
Potash
Sales Volume 8.2 - 8.6 million tonnes
Capital Spending $900 million - $1.1 billion
Canadian Resource Tax and Royalties $700 million - $1 billion
SG&A $360 - $390 million
Effective Tax Rate Low to mid 30%

28 We estimate SG&A will range from $360 to $390 million. And finally, we expect an effective income tax rate in the low to mid 30% range.

29 Crop Nutrients Have Never Looked So Good Global leadership position Cost advantages and growth strategies Solid capital structure Excellent supply & demand fundamentals

To sum up, it’s a great to be in our business and it’s an ever more important role to help meet the worlds growing demand for food and fuel.
Crop nutrients are more essential than ever.   They play a critical role in optimizing crop yields, helping meet the world’s surging demand for food and fuel.
We are well positioned in the industry and the leading P & K company.  Our unparalleled leverage as a major producer of both nutrients, our capacity and announced plans to expand potash production, along with our unique global reach in distribution and operations gives us a distinctive advantage – unlike any other crop nutrient company in the world.
Furthermore, we have proven we can execute our business strategies to deliver attractive returns on capital.
We are committed to executing well in all we do – whether it’s running our plants, shipping our products, or serving our customers. Our strong financial results attest to our ability to deliver. We expect to report strong fourth quarter results and are beginning fiscal 2009 with a great deal of momentum.
We intend to fully realize
this unprecedented agriculture opportunity and we will work hard to deliver value.
I appreciate you listening to our story and now I’d be happy to take questions.

The Mosaic Company
(unaudited)
EBITDA Calculation
Three months ended
Nine Months
Ended
Nine Months
Ended
Three Months
Ended
Nine months
ended
Three months
ended
Trailing Trailing
August 31 November 30 February 28 May 31 August 31 November 30 November 30 February 28 12 Months November 30 February 29 12 Months
2005 2005 2006 2006 2006 2006 2006 2007 @ 2/28/07 2007 2008 @ 2/29/08
Net earnings 76.1 $          55.0 $              (71.6) $          (180.9) $   109.0 $     65.9 $              (6.0) $               42.2 $               36.2 $          902.1 $            520.8 $            1,422.9 $
Interest expense, net 35.2             38.6                 41.2              38.2         40.0          36.5                 114.7               43.0                  157.7           89.6                 24.7                 114.3
Income taxes 51.5             42.3                 (27.2)             (61.2)        7.4            24.1                 (29.7)                6.6                     (23.1)            287.0               159.2               446.2
Depreciation, depletion & amortization 74.3             84.4                 80.7              84.7         75.4          78.8                 238.9               81.4                  320.3           260.6               86.7                 347.3
Amortization of out-of-market contracts (4.5)              (4.5)                  (4.1)               (4.4)          (3.8)           (4.4)                  (12.6)                (3.9)                   (16.5)            (12.5)                (7.6)                  (20.1)
EBITDA Calculation 232.6 $        215.8 $            19.0 $           (123.6) $   228.0 $     200.9 $            305.3 $            169.3 $             474.6 $        1,526.8 $         783.8 $            2,310.6 $
The Company has presented above EBITDA, which is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a supplemental numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP"). EBITDA is not a measure of financial performance under GAAP. Because not all companies use identical calculations, our calculation of EBITDA may not be comparable to other similarly titled measures presented by other companies. Moreover, EBITDA as presented in this press release is different than similarly titled measures used for purposes of financial covenants in our senior secured bank credit facility and other covenants relating to our indebtedness, all of which require different adjustments, both positive and negative, that were the result of negotiations with the lenders. In evaluating these measures, investors should consider that our methodology in calculating such measures may differ from that used by other companies.
EBITDA is frequently used by securities analysts, investors, lenders and others to evaluate companies' performance, including, among other things, cash flows and profitability before the effect of financing and similar decisions. Because securities analysts, investors, lenders and others use EBITDA, Mosaic's management believes that our presentation of EBITDA affords them greater transparency in assessing our financial performance. EBITDA should not be considered as a substitute for, nor superior to, measures of financial performance prepared in accordance with GAAP.
Selected Non-GAAP Financial Measures and Reconciliations
(dollars in millions)

The Mosaic Company
Adjusted Return on Invested Capital
Our adjusted return on invested capital (“Adjusted ROIC”) is a measure of how effectively we allocate our capital in our core operations. We also use
Adjusted ROIC as part of our initial capital spending and potential acquisition review processes to ensure that each capital dollar spent achieves a certain hurdle rate of return.
There are limitations in the use of Adjusted ROIC due to the subjective nature of items excluded by management in calculating Adjusted ROIC. This non-
GAAP measure is provided as supplemental information and should not be considered in lieu of the GAAP measures. Management uses Adjusted ROIC to measure how effectively we are allocating capital in our core operations, and therefore, management believes this information is useful to investors.
We define Adjusted ROIC as follows:
Numerator (average rolling four quarters):
+ Tax effected operating earnings
+ Equity in net earnings of nonconsolidated companies
- Minority interests in net earnings of consolidated companies
= Adjusted net operating profit after taxes
Denominator (average rolling four quarters):
+ Short-term debt
+ Current maturities of long-term debt
+ Long-term debt, less current maturities
+ Long-term debt due to Cargill, Incorporated and affiliates
+ Total stockholders’ equity
= Adjusted average invested capital
Adjusted ROIC:
Adjusted net operating profit after taxes / Adjusted average invested capital
At the end of the third quarter of 2008 and 2007, we had an Adjusted ROIC of 22.9 percent and 9.7 percent, respectively. The reconciliation to the most comparable U.S. GAAP measurements for the numerator and denominator are as follows (in millions and unaudited):
Average Average
rolling four rolling four
quarters ended quarters ende
May 31 August 31 November 30 February 28 May 31 August 31 November 30 February 29 February 29 February 28
2006 2006 2006 2007 2007 2007 2007 2008 2008 2007
Operating earnings
(182.5) 131.6 90.7 34.2 359.8 449.6 529.6 647.4
Addback: restructuring and
other charges 287.6 (0.4) 0.0 0.0 (1.7) 0.0 10.3 (0.8)
  Adjusted operating
earnings 105.1 131.2 90.7 34.2 358.1 449.6 539.9 646.6
Effective tax rate -226.8%
a
6.5% 31.9% 15.1% 31.3% 25.4% 22.3% 24.5%
  Tax effected operating
earnings 343.5 122.7 61.8 29.0 246.0 335.4 419.5 488.2 1,489.1 556.9
+ Equity in net earnings of
nonconsolidated companies 19.4 3.9 15.4 5.5 16.5 11.8 45.5 30.9 104.7 44.2
- Minority interests in net
earnings of consolidated
companies 0.0 (1.5) (1.0) (0.4) (1.0) (1.7) (3.5) (1.6) (7.8) (2.9)
= Adjusted net operating
profit after taxes 362.9 125.1 76.2 34.1 261.5 345.5 461.5 517.5 1,586.0 598.2
For the fiscal quarter ended

Average Average
rolling four rolling four
quarters ended quarters ended
May 31 August 31 November 30 February 28 May 31 August 31 November 30 February 29 February 29 February 28
2006 2006 2006 2007 2007 2007 2007 2008 2008 2007
+ Short-term debt 152.8 126.6 74.9 59.3 138.6 153.3 105.9 231.3 157.3 103.4
+ Current maturities of long-
term debt 69.3 220.1 217.8 85.7 403.8 451.1 199.0 43.6 274.4 148.2
+ Long-term debt, less
current maturities 2,384.6 2,222.7 2,208.6 2,425.0 1,816.2 1,584.2 1,381.1 1,377.0 1,539.6 2,310.2
+ Long-term debt due to
Cargill, Incorporated and
affiliates 3.5 2.2 2.2 2.0 1.9 1.5 1.5 1.4 1.6 2.5
+ Total stockholders' equity 3,530.8 3,643.9 3,648.1 3,636.5 4,183.9 4,548.2 5,190.1 5,835.6 4,939.5 3,614.8
= Adjusted average
invested capital 6,141.0 6,215.5 6,151.6 6,208.5 6,544.4 6,738.3 6,877.6 7,488.9 6,912.3 6,179.2
Adjusted ROIC = 22.9% 9.7%
We have presented above Adjusted ROIC, which is a non-GAAP financial measure. Generally, non-GAAP financial measures are supplemental numerical measures of a company's performance, financial position or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP").
Adjusted ROIC is not a measure of financial performance under GAAP. Because not all companies use identical calculations, our calculation of Adjusted
ROIC may not be comparable to other similarly titled measures presented by other companies. In evaluating these measures, investors should consider that our methodology in calculating such measures may differ from that used by other companies.
a
Calculation of the effective tax rate for the three months ended 5/31/06 :
For the three
months ended
May 31
2006
Provision (benefit) for income taxes ($61.2)
Tax impacted related to Restructuring and other
charges $2.0
Adjusted provision (benefit) for income taxes ($59.2)
Earnings (loss) from consolidated companies before
income taxes and the cumulative effect of a change
in accounting principal - as reported ($261.5)
Restructuring and other charges add-back $287.6
Adjusted Earnings (loss) from consolidated
companies before income taxes and the
cumulative effect of a change in accounting
principal $26.1
Adjusted effective tax rate -226.8%